Atlassian Announces Fourth Quarter and Fiscal Year 2024 Results
Quarterly revenue of $1,132 million, up 20% year-over-year
Quarterly subscription revenue of $1,069 million, up 34% year-over-year
Quarterly GAAP operating margin of (6)% and non-GAAP operating margin of 20%
Quarterly cash flow from operations of $426 million and free cash flow of $413 million
Team Anywhere/San Francisco (August 1, 2024) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its fourth quarter and fiscal year 2024. A shareholder letter was posted on Atlassian’s Work Life blog at http://atlassian.com/blog/announcements/shareholder-letter-q4fy24 and in the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
Fourth Quarter Fiscal Year 2024 Earnings Results
“This past year we’ve once again proved to ourselves that we can accomplish big things. We grew revenue to $4.4 billion, generated free cash flow of over $1.4 billion, and surged past 300,000 customers.
“We announced transformative innovations for our customers like Rovo, the latest human-AI technology reshaping the way we work. We achieved significant milestones like FedRAMP’s “In Process” status, a huge step towards supporting the U.S. public sector in the cloud, and we wound down support for Server,” said Mike Cannon-Brookes, Atlassian’s co-founder and co-CEO.
“With this setup, we feel tremendously optimistic about what is ahead of us. We’re excited to build on this momentum and get cracking on FY25,” concluded Cannon-Brookes.

“When I look back on the last 23 years, I am filled with pride at what two mates from Australia built,” said Scott Farquhar, Atlassian’s co-founder and co-CEO. “We created a global company with over 12,000 employees, tens of thousands of champions across the Atlassian ecosystem, and over 300,000 customers. We’ve helped companies big and small all over the world solve some of the most interesting and challenging problems - from the development of electric vehicles and life-saving medical advancements to space exploration. And yet our best days are still ahead.

“I leave the co-CEO role knowing Atlassian is incredibly well-positioned to capitalize on the huge opportunities ahead and live its mission of unleashing the potential of every team. I look forward to continuing along the journey, albeit from a slightly different seat,” concluded Farquhar.
Fourth Quarter Fiscal Year 2024 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,131.6 million for the fourth quarter of fiscal year 2024, up 20% from $939.1 million for the fourth quarter of fiscal year 2023.
•Operating Loss and Operating Margin: Operating loss was $67.0 million for the fourth quarter of fiscal year 2024, compared with operating loss of $50.4 million for the fourth quarter of fiscal year 2023. Operating margin was (6%) for the fourth quarter of fiscal year 2024, compared with (5%) for the fourth quarter of fiscal year 2023.
•Net Loss and Net Loss Per Diluted Share: Net loss was $196.9 million for the fourth quarter of fiscal year 2024, compared with net loss of $59.0 million for the fourth quarter of fiscal year 2023. Net loss per diluted share was $0.76 for the fourth quarter of fiscal year 2024, compared with net loss per diluted share of $0.23 for the fourth quarter of fiscal year 2023.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the fourth quarter of fiscal year 2024 totaled $2.3 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $222.0 million for the fourth quarter of fiscal year 2024, compared with operating income of $202.8 million for the fourth quarter of fiscal year 2023. Operating margin was 20% for the fourth quarter of fiscal year 2024, compared with 22% for the fourth quarter of fiscal year 2023.

•Net Income and Net Income Per Diluted Share: Net income was $171.4 million for the fourth quarter of fiscal year 2024, compared with net income of $147.0 million for the fourth quarter of fiscal year 2023. Net income per diluted share was $0.66 for the fourth quarter of fiscal year 2024, compared with net income per diluted share of $0.57 for the fourth quarter of fiscal year 2023.
•Free Cash Flow: Cash flow from operations was $426.2 million and free cash flow was $413.2 million for the fourth quarter of fiscal year 2024. Free cash flow margin for the fourth quarter of fiscal year 2024 was 37%.
Fiscal Year 2024 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $4.4 billion for fiscal year 2024, up 23% from $3.5 billion for fiscal year 2023.
•Operating Loss and Operating Margin: Operating loss was $117.1 million for fiscal year 2024, compared with operating loss of $345.2 million for fiscal year 2023. Operating margin was (3)% for fiscal year 2024, compared with (10)% for fiscal year 2023.
•Net Loss and Net Loss Per Diluted Share: Net loss was $300.5 million for fiscal year 2024, compared with net loss of $486.8 million for fiscal year 2023. Net loss per diluted share was $1.16 for fiscal year 2024, compared with net loss per diluted share of $1.90 for fiscal year 2023.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $1,014.1 million for fiscal year 2024, compared with operating income of $722.6 million for fiscal year 2023. Operating margin was 23% for fiscal year 2024, compared with 20% for fiscal year 2023.
•Net Income and Net Income Per Diluted Share: Net income was $762.4 million for fiscal year 2024, compared with net income of $492.3 million for fiscal year 2023. Net income per diluted share was $2.93 for fiscal year 2024, compared with net income per diluted share of $1.92 for fiscal year 2023.
•Free Cash Flow: Cash flow from operations was $1,448.2 million and free cash flow was $1,415.6 million for fiscal year 2024. Free cash flow margin for fiscal year 2024 was 32%.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•Atlassian Team ’24 Recap: Atlassian held its flagship Team '24 conference in Las Vegas from April 30, 2024, through May 2, 2024. Thousands of customers and partners gathered in person, as thousands more joined virtually from around the world to hear announcements on new product innovation. A replay of the breakout sessions can be found at https://events.atlassian.com/team-digital/sessions. Some of the significant announcements at Team '24 included:
◦Rovo, an AI-powered teammate designed to assist in finding, learning, and acting on data-driven insights derived from both first and third-party applications. With Rovo, teams will be able to find information through comprehensive enterprise search capabilities, learn in context with AI-driven insights and conversational chat, and take action through agents that bring deep knowledge and skills to a wide variety of workflows.
◦A unified Jira, the combination of Jira Software and Jira Work Management into one Jira, to streamline collaboration across teams, increase flexibility, and provide a cohesive experience across an organization's workflows. This evolution of Jira is designed to provide a shared place for every team to align on goals and priorities, track and collaborate on work, and get the insights they need to build something incredible, together.
◦Guard, an advanced security solution designed to enhance user and data protection, visibility, and auditing across Atlassian cloud products.
◦30+ New Atlassian Intelligence Capabilities that deliver game-changing innovation to customers in the cloud, with features such as natural language input for rule creation in Automation, AI issue smart summaries in Jira, and sentiment analysis for Jira Service Management.
•Achieved FedRAMP® “In Process” Designation: Atlassian achieved FedRAMP “In Process” designation and is now listed on the FedRAMP marketplace, an important milestone that brings the company one step closer to achieving FedRAMP Moderate Authority to Operate. The company also announced, Atlassian Government Cloud, its FedRAMP moderate offering which will initially include Jira, Confluence, and Jira Service

Management and will empower government customers to adopt the innovative features in Atlassian’s cloud products.
•Customers with >$10,000 in Cloud ARR: Atlassian ended its fourth quarter and fiscal year 2024 with 45,842 customers with greater than $10,000 in Cloud annualized recurring revenue (Cloud ARR), an increase of 18% year-over-year.
•Enterprise Momentum: The number of Atlassian customers who spend more than $1 million annually grew by 48% year-over-year, underscoring Atlassian’s momentum in serving enterprise customers while maintaining its uniquely efficient go-to-market model.
•Expanded Board of Directors: Atlassian appointed Scott Belsky to its board of directors. Scott is the Chief Strategy Officer and Executive Vice President, Design & Emerging Products at Adobe Inc. Prior to this, Scott founded his own company, Behance. Scott has deep experience in strategy and product across companies at different scale – from start-up, to enterprise – which we believe will be extremely valuable in helping Atlassian accelerate in key areas like Enterprise and AI as it enters this next phase of growth.
Leadership Changes:
Atlassian has line of sight to surpass $10 billion in annual revenue within the next five years. To help accelerate this journey and unlock the massive opportunity with enterprise customers, Atlassian announced today that a search is underway for a Chief Revenue Officer with a strong track record of leading enterprise sales transformations.

In conjunction with this announcement, Kevin Egan, Atlassian’s Chief Sales Officer, has decided to leave the company and pursue other opportunities. Kevin will remain in his role through the end of August.

“Scott and I thank Kevin for his leadership of the Sales team, and his many contributions to Atlassian over the last three years,” said Mike Cannon-Brookes.
Financial Targets:
Atlassian is providing its financial targets as follows:
First Quarter Fiscal Year 2025:
•Total revenue is expected to be in the range of $1,149 million to $1,157 million.
•Cloud revenue growth year-over-year is expected to be approximately 27.0%.
•Data Center revenue growth year-over-year is expected to be approximately 35.0%.
•Other revenue growth year-over-year is expected to be approximately 13.0%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 83.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (7.0%) on a GAAP basis and approximately 19.0% on a non-GAAP basis.
Fiscal Year 2025:
•Total revenue growth year-over-year is expected to be approximately 16.0%.
•Cloud revenue growth year-over-year is expected to be approximately 23.0%.
•Data Center revenue growth year-over-year is expected to be approximately 20.0%.
•Other revenue growth year-over-year is expected to be approximately 5.0%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 83.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (6.0%) on a GAAP basis and approximately 21.5% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s fourth quarter fiscal year 2024 shareholder letter dated August 1, 2024.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:

A detailed shareholder letter is available on Atlassian’s Work Life blog at https://atlassian.com/blog/announcements/shareholder-letter-q4fy24, and the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, August 1, 2024 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. Our software development, service management and work management software helps teams organize, discuss, and complete shared work. The majority of the Fortune 500 and over 300,000 companies of all sizes worldwide - including NASA, Audi, Kiva, Deutsche Bank and Dropbox - rely on our solutions to help their teams work better together and deliver quality results on time. Learn more about our products, including Jira, Confluence and Jira Service Management at https://atlassian.com.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including risks and uncertainties related to statements about our products, product features, including AI capabilities, customers, executive and director transitions, FedRAMP authorization, enterprise sales, macroeconomic environment, anticipated growth, outlook, technology, and other key strategic areas, and our financial targets such as total revenue, Cloud, Data Center, and Other revenue, and GAAP and non-GAAP financial measures including gross margin and operating margin.
We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating income and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, restructuring charges, gain on a non-cash sale of a controlling interest of a subsidiary, and the related income tax adjustments.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.
Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription for two or more seats and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Atlassian Corporation
Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Revenues:
Subscription	$1,068,871	$799,713	$3,924,389	$2,922,576
Maintenance	—	85,925	177,230	399,738
Other	62,719	53,460	256,984	212,333
Total revenues	1,131,590	939,098	4,358,603	3,534,647
Cost of revenues (1) (2)	217,505	169,776	803,495	633,765
Gross profit	914,085	769,322	3,555,108	2,900,882
Operating expenses:
Research and development (1) (2)	589,104	474,855	2,184,111	1,869,881
Marketing and sales (1) (2)	239,603	202,621	877,497	769,861
General and administrative (1)	152,328	142,235	610,577	606,362
Total operating expenses	981,035	819,711	3,672,185	3,246,104
Operating loss	(66,950)	(50,389)	(117,077)	(345,222)
Other income (expense), net	(6,952)	(7,096)	(30,916)	14,501
Interest income	27,430	20,579	96,663	49,732
Interest expense	(7,647)	(8,540)	(34,077)	(30,147)
Loss before provision for income taxes	(54,119)	(45,446)	(85,407)	(311,136)
Provision for income taxes	(142,800)	(13,506)	(215,112)	(175,625)
Net loss	$(196,919)	$(58,952)	$(300,519)	$(486,761)
Net loss per share attributable to Class A and Class B common stockholders:
Basic	$(0.76)	$(0.23)	$(1.16)	$(1.90)
Diluted	$(0.76)	$(0.23)	$(1.16)	$(1.90)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders:
Basic	260,326	257,389	259,133	256,307
Diluted	260,326	257,389	259,133	256,307
(1)Amounts include stock-based compensation as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Cost of revenues	$17,817	$17,166	$71,691	$63,913
Research and development	183,822	156,836	712,409	604,301
Marketing and sales	33,515	33,817	137,347	131,739
General and administrative	38,334	37,425	159,986	148,134
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Cost of revenues	$11,706	$5,763	$36,988	$22,853
Research and development	93	93	374	374
Marketing and sales	3,663	2,524	12,386	9,900

Atlassian Corporation
Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	June 30, 2024	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$2,176,930	$2,102,550
Marketable securities	161,973	10,000
Accounts receivable, net	628,049	477,678
Prepaid expenses and other current assets	109,312	146,136
Total current assets	3,076,264	2,736,364
Non-current assets:
Property and equipment, net	86,315	81,402
Operating lease right-of-use assets	172,468	184,195
Strategic investments	223,221	225,538
Intangible assets, net	299,057	69,072
Goodwill	1,288,756	727,211
Deferred tax assets	3,934	9,945
Other non-current assets	62,118	73,052
Total assets	$5,212,133	$4,106,779
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$177,545	$159,293
Accrued expenses and other current liabilities	577,359	423,131
Deferred revenue, current portion	1,806,269	1,362,736
Operating lease liabilities, current portion	48,953	44,930
Debt, current portion	—	37,500
Total current liabilities	2,610,126	2,027,590
Non-current liabilities:
Deferred revenue, net of current portion	308,467	182,743
Operating lease liabilities, net of current portion	214,474	237,835
Debt, net of current portion	985,911	962,093
Deferred tax liabilities	20,387	10,669
Other non-current liabilities	39,917	31,177
Total liabilities	4,179,282	3,452,107
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	4,212,064	3,130,631
Accumulated other comprehensive income	25,300	34,002
Accumulated deficit	(3,204,516)	(2,509,964)
Total stockholders’ equity	1,032,851	654,672
Total liabilities and stockholders’ equity	$5,212,133	$4,106,779

Atlassian Corporation
Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Net loss	$(196,919)	$(58,952)	$(300,519)	$(486,761)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,178	15,304	78,738	60,923
Stock-based compensation	273,488	245,244	1,081,433	948,087
Impairment charges for leases and leasehold improvements	—	—	—	61,098
Deferred income taxes	217	4,305	119	10,613
Amortization of debt discount and issuance cost	566	118	919	471
Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(1,378)	(45,158)
Amortization of interest rate swap contracts	(4,166)	—	(4,166)	—
Net loss on strategic investments	1,587	2,143	13,337	19,407
Net foreign currency loss (gain)	2,159	(4,608)	2,301	(10,613)
Other	41	230	386	1,488
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	18,025	(131,495)	(148,469)	(169,526)
Prepaid expenses and other assets	56,406	2,300	(3,122)	(38,230)
Accounts payable	(10,700)	56,868	18,150	78,902
Accrued expenses and other liabilities	103,165	(6,444)	158,123	74,611
Deferred revenue	159,172	147,762	552,307	362,799
Net cash provided by operating activities	426,219	272,775	1,448,159	868,111
Cash flows from investing activities:
Business combinations, net of cash acquired	(3,040)	(5,175)	(847,767)	(5,775)
Purchases of intangible assets	(535)	(160)	(535)	(160)
Purchases of property and equipment	(13,055)	(2,425)	(32,577)	(25,652)
Purchases of strategic investments	(6,150)	(1,000)	(14,400)	(19,450)
Purchases of marketable securities	(35,207)	(14,800)	(248,897)	(24,800)
Proceeds from maturities of marketable securities	37,387	—	116,537	73,950
Proceeds from sales of marketable securities and strategic investments	2,501	—	63,893	629
Net cash used in investing activities	(18,099)	(23,560)	(963,746)	(1,258)
Cash flows from financing activities:
Repayment of Term Loan Facility	(975,000)	—	(1,000,000)	—
Proceeds from issuance of debt, net of issuance costs	987,039	—	987,039	—
Repurchases of Class A Common Stock	(192,227)	(118,258)	(395,256)	(150,006)
Proceeds from other financing arrangements	—	187	—	1,585
Net cash used in financing activities	(180,188)	(118,071)	(408,217)	(148,421)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(3)	(809)	(1,989)	(1,805)
Net increase in cash, cash equivalents, and restricted cash	227,929	130,335	74,207	716,627
Cash, cash equivalents, and restricted cash at beginning of period	1,950,193	1,973,580	2,103,915	1,386,686
Net decrease in cash and cash equivalents included in assets held for sale	—	—	—	602
Cash, cash equivalents, and restricted cash at end of period	$2,178,122	$2,103,915	$2,178,122	$2,103,915

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Cloud	$738,006	$563,229	$2,698,899	$2,085,498
Data Center	326,663	232,208	1,208,498	819,251
Server	—	86,149	177,645	400,519
Marketplace and other (1)	66,921	57,512	273,561	229,379
Total revenues	$1,131,590	$939,098	$4,358,603	$3,534,647
(1) Included in Marketplace and other is premier support revenue. Premier support is a subscription-based arrangement for a higher level of support across different deployment options. Premier support is recognized as subscription revenue on the Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2024	2023	2024	2023
Gross profit
GAAP gross profit	$914,085	$769,322	$3,555,108	$2,900,882
Plus: Stock-based compensation	17,817	17,166	71,691	63,625
Plus: Amortization of acquired intangible assets	11,706	5,763	36,988	22,853
Plus: Restructuring charges (1)	—	(55)	—	9,192
Non-GAAP gross profit	$943,608	$792,196	$3,663,787	$2,996,552
Gross margin
GAAP gross margin	81%	82%	82%	82%
Plus: Stock-based compensation	1	2	1	2
Plus: Amortization of acquired intangible assets	1	—	1	1
Plus: Restructuring charges (1)	—	—	—	—
Non-GAAP gross margin	83%	84%	84%	85%
Operating income
GAAP operating loss	$(66,950)	$(50,389)	$(117,077)	$(345,222)
Plus: Stock-based compensation	273,488	245,718	1,081,433	937,812
Plus: Amortization of acquired intangible assets	15,462	8,380	49,748	33,127
Plus: Restructuring charges (1)	—	(954)	—	96,894
Non-GAAP operating income	$222,000	$202,755	$1,014,104	$722,611
Operating margin
GAAP operating margin	(6%)	(5%)	(3%)	(10%)
Plus: Stock-based compensation	25	26	25	26
Plus: Amortization of acquired intangible assets	1	1	1	1
Plus: Restructuring charges (1)	—	—	—	3
Non-GAAP operating margin	20%	22%	23%	20%
Net income
GAAP net loss	$(196,919)	$(58,952)	$(300,519)	$(486,761)
Plus: Stock-based compensation	273,488	245,718	1,081,433	937,812
Plus: Amortization of acquired intangible assets	15,462	8,380	49,748	33,127
Plus: Restructuring charges (1)	—	(954)	—	96,894
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(1,378)	(45,158)
Less: Income tax adjustments (2)	79,396	(47,172)	(66,875)	(43,659)
Non-GAAP net income	$171,427	$147,020	$762,409	$492,255
Net income per share
GAAP net loss per share - diluted	$(0.76)	$(0.23)	$(1.16)	$(1.90)
Plus: Stock-based compensation	1.05	0.95	4.16	3.66
Plus: Amortization of acquired intangible assets	0.06	0.03	0.19	0.13
Plus: Restructuring charges (1)	—	—	—	0.38
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(0.01)	(0.18)
Less: Income tax adjustments (2)	0.31	(0.18)	(0.25)	(0.17)
Non-GAAP net income per share - diluted	$0.66	$0.57	$2.93	$1.92
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net loss per share	260,326	257,389	259,133	256,307
Plus: Dilution from dilutive securities (3)	484	447	1,076	554
Weighted-average shares used in computing diluted non-GAAP net income per share	260,810	257,836	260,209	256,861
Free cash flow
GAAP net cash provided by operating activities	$426,219	$272,775	$1,448,159	$868,111
Less: Capital expenditures	(13,055)	(2,425)	(32,577)	(25,652)
Free cash flow	$413,164	$270,350	$1,415,582	$842,459

(1) Restructuring charges include stock-based compensation expense related to the rebalancing of resources for the three months and fiscal year ended June 30, 2023.
(2) In fiscal year 2024, we began to utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal year 2024, we determined the projected non-GAAP tax rate to be 27%. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where the company operates.
(3) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three months and fiscal years ended June 30, 2024 and 2023, because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending September 30, 2024
GAAP gross margin	81.0%
Plus: Stock-based compensation	1.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP gross margin	83.5%

GAAP operating margin	(7.0%)
Plus: Stock-based compensation	25.0
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	19.0%

Fiscal Year Ending June 30, 2025
GAAP gross margin	81.0%
Plus: Stock-based compensation	1.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP gross margin	83.5%

GAAP operating margin	(6.0%)
Plus: Stock-based compensation	26.5
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	21.5%